As filed with the Securities and Exchange Commission on October 18, 2002
  Registration No. 333-45830


                          FORM S-8/A-1
                 POST EFFECTIVE AMENDMENT NO. 1

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      PLASTICS MFG. COMPANY
     (Exact name of registrant as specified in its charter)
     WISCONSIN                                       39-1867101
 (State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)               Identification No.)

                   W190 N11701 MOLDMAKERS WAY
                   GERMANTOWN, WI  53022-8214
                         (262) 255-5790
      (Address of principal executive offices)  (Zip Code)

                      RESTRICTED STOCK PLAN
                     (Full title of the plan)

                        SCOTT W. SCAMPINI
                    EXECUTIVE VICE PRESIDENT
                      PLASTICS MFG. COMPANY
                   W190 N11701 MOLDMAKERS WAY
                   GERMANTOWN, WI  53022-8214
                         (262) 255-5790

                           Copies to:
                      ARNOLD J. KIBURZ III
                     RUDER, WARE & MICHLER,
                    A LIMITED LIABILITY S.C.
                          P.O. BOX 8050
                     WAUSAU, WI  54402-8050
                         (715) 845-4336

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


 On July 15, 2002, the Registrant filed Form 15 with the Securities and Exchange Commission, thereby suspending its obligation to file periodic reports under the Securities Exchange Act of 1934, because the Registrant had less than 300 shareholders of record. Because the Registrant will not file periodic reports under the Securities Exchange Act of 1934, registration on Form S-8 is no longer available. The Registrant hereby deregisters all shares initially registered for issuance under the Plan.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8/A-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Wisconsin, on October 18, 2002.

                                            PLASTICS MFG. COMPANY


                                            By:     SCOTT W. SCAMPINI
                                                    Scott W. Scampini
                                                    Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2002.

        SIGNATURE             TITLE

  MARK G. SELLERS*            President and Chief Executive Officer
  Mark G. Sellers             and a director (Principal Executive Officer)

  SCOTT W. SCAMPINI*          Executive Vice President and Director
  Scott W. Scampini

  BRUCE L. SCHNEIDER*         Vice President - Finance and Director
  Bruce L. Schneider          (Principal Financial and Accounting Officer)

  JEFFREY A. KOLBOW*          Director
  Jeffrey A. Kolbow

  RADE PETROVIC*              Director
  Rade Petrovic

 *By:   SCOTT W. SCAMPINI
        Scott W. Scampini
        Attorney in Fact